Exhibit 10.3

EXECUTION COPY

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”), dated as of February 4, 2009 (the “Effective Date”), is entered into by and between Accuride Corporation, a Delaware corporation (the “Company”) and Sun Capital Partners Management V, LLC, a Delaware limited liability company (the “Consultant”).  The Company and Consultant are referred to herein as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Company desires to receive consulting services from the Consultant and to obtain the benefit of the experience of the Consultant in business and financial management;

WHEREAS, the Consultant desires to provide consulting services to the Company pursuant to the terms of this Agreement; and

WHEREAS, the compensation arrangements set forth in this Agreement are designed to compensate the Consultant for providing such financial and management consulting services to the Company.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Company and the Consultant hereby agree as follows:

1.                                       Agreement; Term.

(a)                                  The Company and its direct and indirect subsidiaries (the “Subsidiaries”) have requested that the Consultant perform certain consulting services for the Company and/or the Subsidiaries, including those described in Schedule 1(a) attached hereto (any services that the Consultant shall provide from time to time, whether or not on Schedule 1(a), the “Services”).  To the extent the Consultant performs the Services, unless otherwise specified in writing, the terms and conditions by which the Consultant will provide the Services are specified herein.  The Parties agree and acknowledge that the Consultant shall have no obligation to perform any services except as agreed to by the Consultant from time to time.

(b)                                 It is expressly understood and agreed that the Consultant shall devote only so much time, and shall consult with and advise the officers and directors of the Company and/or any Subsidiary only to such extent and at such times and places as may be mutually agreed by the Company and/or such Subsidiary and the Consultant.  The Consultant shall be free to provide services similar to the Services to such other business enterprises or activities as the Consultant may deem fit without any limitation or restriction whatsoever.

(c)                                  The term of this Agreement shall commence as of the Effective Date and shall terminate on the fifth (5th) anniversary of the Effective Date, and shall be extended automatically thereafter on a year-to-year basis; provided, that either of the Parties may (in such Party’s sole discretion) elect in writing to terminate this Agreement at anytime.  Notwithstanding any other provisions hereof, (A) the Company’s obligation to pay amounts due with respect to periods prior to the termination hereof and (B) the provisions of Sections 3 through 21 hereof, in each case shall survive any termination of this Agreement.

2.                                       Compensation and Expenses.

(a)                                  Except as contemplated hereby or as approved by a majority of the Company’s Unaffiliated Directors (as defined below), the Company shall have no obligation to pay the Consultant and/or any of its affiliates (each, a “Consultant Affiliate”) any fees for the services rendered hereunder and all matters related thereto (the “Consulting Fees”).  As used herein, the term “Unaffiliated Directors” shall mean the Company’s directors who are not employees of the Consultant and/or any Consultant Affiliate, and who are not directly elected by the Consultant or any Consultant Affiliate.  For the avoidance of doubt, the Independent Director (as defined in the Last Out Debt Agreement dated as of February 4, 2009 by and between the Company and Sun Accuride Debt Investments, LLC) is an Unaffiliated Director.

(b)                                 The Company shall reimburse the Consultant and/or any Consultant Affiliate from time to time at the request of the Consultant and/or any Consultant Affiliate for the cost of all reasonable and documented out-of-pocket fees and expenses incurred by the Consultant and/or any Consultant Affiliate in the performance of the Services rendered hereunder and all matters related thereto (the “Consultant Expenses”).  Such out-of-pocket costs shall include, without limitation, the costs of any service providers, attorneys, accountants, investment bankers, management, restructuring, real estate or other consultants, or other similar agents, advisors, or representatives engaged by the Consultant or Consultant Affiliate for the Company’s or any Subsidiary’s benefit.  For the avoidance of doubt, reimbursement of such Consultant Expenses shall not be conditioned on the approval of the Unaffiliated Directors, and shall be in addition to any Consulting Fees payable hereunder.

(c)                                  The aforementioned Consulting Fees and Consultant Expenses (together, the “Fees”) will be payable promptly, but in no event more than thirty (30) calendar days following the date which Consultant or any Consultant Affiliate submits to the Company an invoice for such Fees (which may be more than once per month).

(d)                                 All services provided by a Consultant Affiliate to the Company shall be covered by the terms hereof and the Consultant and each Consultant Affiliate shall be considered a Consultant Indemnitee (as defined in Section 5 below) with respect to such services provided.  The Company agrees that each Consultant Affiliate shall also be a third party beneficiary hereunder.  For avoidance of doubt, when used herein, the term affiliate includes, without limitation, Sun Capital Advisors, Inc. and any similar entities (it being understood and agreed that the failure to list any entity as an affiliate shall in no way suggest any entity is not an affiliate).

3.                                       Relationship of the Parties.  The Consultant is providing services hereunder as an independent contractor.  Nothing in this Agreement shall be deemed to constitute the Parties hereto as joint venturers, alter egos, partners or participants in an unincorporated business or other separate entity, nor in any manner create any employer-employee or principal-agent relationship between the Company and/or any of the Subsidiaries on the one hand, and the Consultant or any of the Consultant’s members, managers, agents, sub-contractors, officers or employees on the other hand (notwithstanding the fact that the Company and the Consultant may have in common any officers, directors, stockholders, members, managers, employees, or other personnel).

4.                                       Directors and Officers.  Nothing in this Agreement shall be construed to relieve the directors or officers of the Company or any of the Subsidiaries from the performance of their respective duties or limit the exercise of their powers in accordance with the Company’s or such Subsidiary’s, as applicable, charter, bylaws, operating agreement, other constituent documents, applicable law, or otherwise.  The activities of the Company and each of the Subsidiaries shall at all times be subject to the control and direction of their respective directors, managers and officers.  The Company and the Subsidiaries reserve the right to make all decisions with regard to any matter upon which the Consultant or any Consultant Affiliate has rendered its advice and consultation.  The Parties expressly acknowledge and agree that the Consultant is being engaged by the Company to provide consulting services to the Company and the Subsidiaries, for which the Consultant will be compensated pursuant to the terms of this Agreement.  The Consultant shall not, and shall have no authority to, control the Company or any of the Subsidiaries or the Company’s or any of the Subsidiaries’ day-to-day operations, whether through the performance of the Consultant’s duties hereunder or otherwise.  Moreover, although the Company and/or any of the Subsidiaries may grant to the Consultant authority to sign, review or approve the Company’s and/or such Subsidiary’s checks, payments, expenditures, transfers and/or conveyances, any such grant of authority shall be made by the Company or such Subsidiary, as applicable, and accepted by the Consultant with the express understanding and limitation that the Consultant shall possess and exercise such authority solely in its capacity as a provider of consulting services pursuant to the terms of this Agreement and in no other capacity, and that no inference shall be drawn therefrom as to any ability of the Consultant to control the Company or such Subsidiary or the Company’s or such Subsidiary’s day-to-day operations or as to any liability or responsibility therefor.  The Company’s and each of the Subsidiaries’ directors, managers, officers and employees shall retain all responsibility for the Company or such Subsidiary, as applicable, and its operations as and to the extent required by the Company’s or such Subsidiary’s charter, bylaws, operating agreement, other constituent documents, and applicable law.

5.                                       Limitation of Liability.  Neither the Consultant nor any of its affiliates, nor any of their respective members, managers, partners, directors, officers, employees, agents retained in connection with the services contemplated by this Agreement and/or controlling persons, nor any successor by operation of law (including by merger) of any such person, nor any entity that acquires all or substantially all of the assets of any such person in a single transaction or series of related transactions (all of the foregoing, collectively, the “Consultant Indemnitees”) shall be liable to the Company or any of the Subsidiaries or affiliates or any of the security holders or creditors of the Company or any of its affiliates for (a) any damage, loss, liability, deficiency, diminution in value, action, suit, claim, proceeding, investigation, audit, demand, assessment, fine, judgment, cost or other expense (including, without limitation, legal fees and expenses) (collectively “Liabilities”) directly or indirectly (whether direct or indirect, in contract or tort or otherwise) arising out of, related to, caused by, based upon or in connection with the performance of services contemplated by this Agreement unless such Liability shall be judicially determined in a final non-appealable order to result directly and primarily from the willful misconduct of such person or (b) any Outside Activities (as defined in Section 19 below).  The Consultant makes no representations or warranties, express or implied, in respect of the services provided by any Consultant Indemnitee.  In no event will any Consultant Indemnitee be liable to the Company or any of the Subsidiaries or affiliates or any of the security holders or creditors of the Company or any of its affiliates (i) for any special, indirect, punitive, incidental or consequential damages, including, without limitation, loss of profits or savings or lost business, whether or not such damages are foreseeable or such Consultant Indemnitee has been advised of the possibility of such damages or (ii) in respect of any Liabilities relating to any third party claims (whether based in contract, tort or otherwise), except as set forth in Section 6 below.  Under no circumstances will the aggregate of any and all Liabilities of the Consultant Indemnitees exceed the aggregate of the Fees actually paid to the Consultant hereunder.

6.                                       Indemnification.  The Company and the Subsidiaries shall jointly and severally  reimburse, defend, indemnify and hold the Consultant Indemnitees, and each of them, harmless from and against any Liabilities arising out of, related to, caused by, based upon or in connection with (a) any act or omission of, or on behalf of, the Company, any of the Subsidiaries, the Consultant or any of the Consultant Indemnitees, except to the extent judicially determined in a final non-appealable order to result directly and primarily from the willful misconduct of the person seeking indemnification, or (b) any act or omission made at the direction of the Company or any of the Subsidiaries (collectively, the items in (a) and (b) above, “Claims”).  The Company and the Subsidiaries shall jointly and severally defend at their own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company, any of the Subsidiaries or any of their affiliates, or any Consultant Indemnitee or in which any Consultant Indemnitee may be impleaded with others upon any Claims, or upon any matter, directly or indirectly arising out of, related to, caused by, based upon or in connection with this Agreement or the performance (or failure of performance) hereof by any Consultant Indemnitee, except to the extent judicially determined in a final non-appealable order to result directly and primarily from the willful misconduct of the person seeking indemnification.

7.                                       Subsidiary Guarantors.  At the Consultant’s request, the Company shall cause any domestic Subsidiary who is not then a party to the Subsidiary guaranty attached hereto promptly to execute a joinder to such Subsidiary guaranty.

8.                                       Amendment.  No amendment of any provision of this Agreement will be effective unless made in writing and signed by the Consultant and the Company.

9.                                       Waiver.  No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving Party that makes express reference to the provision or provisions subject to such waiver.

10.                                 Counterparts and Facsimile.  For the convenience of the Parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by electronic facsimile (including via electronic mail) and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

11.                                 Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law or choice of law that would compel the application of the substantive laws of any other jurisdiction.

12.                                 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (I) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (II) THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

13.                                 Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, sent by telecopy (with hard copy to follow); (ii) one (1) day after sent by reputable overnight express courier (charges prepaid); or (iii) five (5) days following mailing by certified or registered mail, postage prepaid and return receipt requested.  Unless another address is specified in writing, notices, demands and communications to the Company and the Consultant shall be sent to the addresses indicated below.

(a)                                  If to the Consultant:

Sun Capital Partners Management V, LLC
5200 Town Center Circle, Suite 600
Boca Raton, Florida 33486
Attention: Jason H. Neimark, Brian Urbanek and C. Deryl Couch
Facsimile: (561) 394-0540
Email: jneimark@suncappart.com, burbanek@suncappart.com and dcouch@suncappart.com

and

Sun Capital Partners Management V, LLC
11111 Santa Monica Blvd., Suite 1050
Los Angeles, California 90025
Attention: Michael J. Satzberg
Facsimile: (310) 473-1119
Email: msatzberg@suncappart.com

with a copy to:

Kirkland & Ellis LLP
200 E. Randolph Drive
Chicago, Illinois 60601
Attention: Douglas C. Gessner, P.C., Gerald T. Nowak and Jeremy S. Liss
Facsimile: (312) 861-2200
Email: dgessner@kirkland.com, gnowak@kirkland.com and jliss@kirkland.com

(b)                                 If to the Company:

Accuride Corporation
7140 Officer Circle
Evansville, Indiana 47715
Attention: David K. Armstrong
Facsimile: (812) 962-5426
Email: dkarmstr@accuridecorp.com

with a copy to:

Latham & Watkins LLP
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, Illinois 60606
Attention: Christopher D. Lueking
Facsimile: (312) 993-9767
Email: christopher.lueking@lw.com

14.                                 Entire Agreement.  This Agreement sets forth the entire agreement of the Parties hereto with regard to the subject matter hereof and supersedes and replaces all prior agreements, understandings and representations, oral or written, with regard to such matters.

15.                                 Assignment; Successors and Assigns.  This Agreement and the rights, duties and obligations of the Company and the Subsidiaries hereunder may not be assigned or delegated by the Company or any Subsidiary without the prior written consent of the Consultant.  Except to the extent set forth herein, this Agreement and the rights, duties and obligations of the Consultant and the Consultant Affiliates hereunder may not be assigned or delegated by the Consultant or any Consultant Affiliate without the prior written consent of the Company.  All covenants, promises and agreements by or on behalf of the Parties contained in this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns.

16.                                 Severability.  If any provision of this Agreement, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.

17.                                 Further Assurances. Each party hereto agrees to use all reasonable efforts to obtain all consents and approvals, and to do all other things, necessary for the transactions contemplated by this Agreement.  The Parties agree to take such further action and to deliver or cause to be delivered any additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Agreement and the agreements and transactions contemplated hereby.

18.                                 Attorneys’ Fees.  If any action at law or in equity is necessary or desirable to enforce or interpret the terms of this Agreement, to protect the rights obtained hereunder, or where any provision hereof is validly asserted as a defense, and in the case such action is taken by the Consultant, the Consultant shall be entitled to recover from the Company and/or from any Subsidiary its reasonable attorneys’ fees incurred in connection therewith, including attorneys’ fees on appeal, and all costs and disbursements, in addition to any other available relief or remedy to which it may be entitled, and in the case such action is taken by the Company, the Company shall be entitled to recover from the Consultant and/or from any Consultant Affiliate its reasonable attorneys’ fees incurred in connection therewith, including attorneys’ fees on appeal, and all costs and disbursements, in addition to any other available relief or remedy to which it may be entitled.

19.                                 Outside Activities.  The Company hereby acknowledges and agrees that one or more of the Consultant Indemnitees have had, and from time to time may have, outside activities or interests that conflict or may conflict with the best interests of the Company, any Subsidiary or any of their affiliates (collectively, “Outside Activities”), including (without limitation) investment opportunities or investments in, ownership of, or participation in entities that are or could be complementary to, or competitive with, the Company, any Subsidiary or any of their affiliates.  The Company hereby consents to all such Outside Activities, and no Consultant Indemnitee shall be liable to the Company, any Subsidiary or any of their affiliates for breach of any duty (contractual or otherwise), including without limitation any fiduciary duties, by reason of any such activities or of such person’s participation therein.  In the event that any Consultant Indemnitee acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company, any Subsidiary or any of their affiliates, on the one hand, and any Consultant Indemnitee, on the other hand, or any other person, no Consultant Indemnitee shall have any duty (contractual or otherwise), including without limitation any fiduciary duties, to communicate, present or offer such corporate opportunity to the Company or such Subsidiary or affiliate and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or such Subsidiary or affiliate for breach of any duty (contractual or otherwise), including, without limitation any fiduciary duties, by reason of the fact that any Consultant Indemnitee directly or indirectly pursued or acquired such opportunity for itself, directed such opportunity to another person, or did not present or communicate such opportunity to the Company or such Subsidiary or affiliate, even though such corporate opportunity may be of a character that, if presented to the Company or such Subsidiary or affiliate, could be taken by the Company or such Subsidiary or affiliate, as applicable.  The Company hereby renounces any interest, right, or expectancy in any such opportunity not offered to it by any Consultant Indemnitee to the fullest extent permitted by law.

20.                                 Intellectual Property.  The Consultant shall retain all forms of legal ownership rights and protections in any country of the world, including all right, title and interest arising under common and statutory law, in and to all: (a) letters patents, provisional patents, design patents, patent cooperation treaty filings and other rights to inventions or designs; (b) trade secret and equivalent rights in confidential or proprietary information and know-how; (c) copyrights, mask works, moral rights or other literary property or authors’ rights; (d) rights regarding trade names, logos, domain names, URLs, trademarks, service marks and other proprietary indicia or addresses and all goodwill associated therewith; (e) any similar, corresponding or equivalent rights relating to intangible intellectual property; and (f) all applications, registrations, issuances, divisions, continuations, renewals, reissuances and extensions of the foregoing, in each of the clauses (a) through (f) above and to any work product or deliverables created for, or provided to, the Company or any Subsidiary under this Agreement or otherwise developed in connection with the services provided hereunder (collectively, the “Consultant Owned Materials”); provided, that the Consultant Owned Materials shall not include any of the foregoing to the extent created exclusively for, and provided exclusively to, the Company or any Subsidiary under the Agreement (collectively, the “Company Owned Materials”).  The Consultant hereby assigns to the Company, without further consideration, all of its rights, title and interest in any and all Company Owned Materials.  The Consultant has no obligation to provide any Consultant Owned Materials to the Company or any Subsidiary, but if the Consultant does so provide any Consultant Owned Materials to the Company or any Subsidiary, then the Consultant hereby grants to the Company and any such Subsidiary, a revocable, non-transferable and non-sublicensable, worldwide royalty-free, nonexclusive license to copy, use and distribute such Consultant Owned Materials.

21.                                 Interpretation.  The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”  No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel.

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IN WITNESS WHEREOF, the Parties have executed this Consulting Agreement as of the date first written above.

SUN CAPITAL PARTNERS MANAGEMENT V, LLC

By:	/s/ Michael J. McConvery
Name:	Michael J. McConvery
Title:	Vice President

ACCURIDE CORPORATION

By:	/s/ David K. Armstrong
Name:	David K. Armstrong
Title:	Senior Vice President/Chief
Financial Officer

Signature Page to Consulting Agreement

In consideration of the Consultant’s execution and delivery of this Agreement and its agreement to perform the transactions contemplated hereby, and as a material inducement to such execution, delivery and performance, each of the undersigned hereby jointly and severally guarantees any payments owed by the Company to the Consultant pursuant to this Agreement.  Each of the undersigned agrees that no formal change, amendment, modification or waiver of any terms or conditions hereof, no extension in whole or in part of the time for the performance by the Consultant of any of its obligations hereunder, and no settlement, compromise, release, surrender, modification or impairment of, or exercise or failure to exercise any claim, right or remedy of any kind or nature in connection herewith, shall affect, impair or discharge, in whole or in part, the liability of the undersigned for the full, prompt and unconditional performance of the obligations of the Company under this Agreement.  The obligations of the undersigned hereunder are absolute and unconditional, irrespective of any circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor.  The liability of the undersigned shall be direct and not conditional or contingent on the pursuit of remedies against the Company.  The Consultant may, at its option, proceed in the first instance against the undersigned to collect any amount owed hereunder without first proceeding against the Company.  The guarantee of the undersigned shall be a continuing guarantee, and the above consent and waiver of the undersigned shall remain in full force and effect until the obligations of the Company hereunder are discharged and paid in full.  Each of the undersigned agrees to pay all costs, fees and expenses (including reasonable attorneys’ fees and all disbursements) incurred by the Consultant in collecting or enforcing the undersigned’s obligations hereunder.

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LEFT BLANK; SIGNATURE PAGE TO FOLLOW]

ACCURIDE CUYAHOGA FALLS, INC.

By:	/s/ David K. Armstrong
Name:	David K. Armstrong
Title:	Vice President

ACCURIDE ERIE, L.P.

By:	AKW General Partner LLC,
As General Partner
By:	Accuride Corporation, as Member

By:	/s/ David K. Armstrong
Name:	David K. Armstrong
Title:	Senior Vice President/Chief Financial Officer

ACCURIDE HENDERSON LIMITED LIABILITY COMPANY

By: Accuride Corporation, as Member

By:	/s/ David K. Armstrong
Name:	David K. Armstrong
Title:	Senior Vice President/Chief Financial Officer

AKW GENERAL PARTNER, L.L.C.

By: Accuride Corporation, as Member

By:	/s/ David K. Armstrong
Name:	David K. Armstrong
Title:	Senior Vice President/Chief Financial Officer

Signature Page to Consulting Agreement Guaranty

AOT, INC.

By:	/s/ David K. Armstrong
Name:	David K. Armstrong
Title:	Vice President

TRANSPORTATION TECHNOLOGIES, INC.

By:	/s/ David K. Armstrong
Name:	David K. Armstrong
Title:	Vice President

ACCURIDE EMI, LLC

By:	/s/ William M. Lasky
Name:	William M. Lasky
Title:	Manager

By:	/s/ David K. Armstrong
Name:	David K. Armstrong
Title:	Manager

Signature Page to Consulting Agreement Guaranty

Schedule 1(a)

Services

The Parties currently contemplate that the Services may include advice regarding improvements to the Company’s and/or the Subsidiaries’ financial results, financial reporting, accounting and management information systems.